SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                  June 20, 1997
                           -----------------------------
                                 Date of Report
                             (Date of Earliest Event
                                    Reported)



                          PHARMASYSTEMS HOLDINGS CORP.
                   ---------------------------------------------
                    (Exact Name of Registrant as Specified in
                                   Charter)


        Colorado                     0-21851                  84-1189040
-------------------------    ------------------------    ----------------------
    (State or other           (Commission File No.)       (IRS Employer
    Jurisdiction of                                        Identification No.)
     Incorporation)


                         7350 N.W. 7th Street, Suite 104
                              Miami, Florida 33126
                      ------------------------------------
                         (Address of Principal Executive
                                    Offices)


      Registrant's Telephone Number, Including Area Code: (305) 267-9500


                                 EURO-TEL, INC.
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                       --------------------------------------
              (Former Name or Former Address, if Changed Since Last
                                     Report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

      A change in control of the registrant occurred on June 20, 1997 pursuant to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Merger Agreement") dated June 20, 1997 by and among Euro-Tel, Inc., a Colorado corporation ("Euro-Tel"), PharmaSystems Cost Containment Corp., a Florida corporation ("PharmaSystems"), Andrew I. Telsey and Darlene D. Kell which provided for the merger (the "Merger") of PharmaSystems with and into Euro-Tel, as the surviving entity, pursuant to a tax-free reorganization in accordance with Sections 354 and 368 of the Internal Revenue Code of 1986, as amended. Pursuant to the Merger Agreement, Euro-Tel acquired one hundred percent (100%) of the issued and outstanding common stock of PharmaSystems in consideration for the issuance of 18,000,000 newly issued shares of Euro-Tel common stock which were issued to the PharmaSystems shareholders on a pro rata basis in accordance with their respective ownership interests in PharmaSystems. As a result of the Merger, the PharmaSystems' shareholders, who own ninety (90%) of the issued and outstanding common stock of Euro-Tel, assumed control of the registrant from Andrew I. Telsey, with Jose L. Rodriguez, M.D. controlling, either directly or indirectly, approximately twenty-eight percent (28%) of the issued and outstanding common stock of the registrant. Upon completion of the Merger, Euro-Tel assumed the Business (as defined herein) of PharmaSystems.

      The foregoing is merely a summary of the Merger Agreement and the transactions contemplated therein and does not purport to be a complete statement of the terms, conditions and provisions thereof.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On June 20, 1997, Euro-Tel acquired all of the assets used to operate PharmaSystems' Business (the "Assets") by operation of law pursuant to the Merger. PharmaSystems was primarily a holding company for Lee's Prescription Shop, Inc., a Florida corporation and second-tier subsidiary of PharmaSystems which owns and operates three licensed community retail pharmacies in the greater Miami area (the "Business"). The amount of consideration given for the Assets is set forth in Item 1 hereof.

ITEM 5.  OTHER EVENTS.

      In June 1997, prior to the Merger, PharmaSystems entered into a stock purchase transaction with the shareholders of Advanced Respiratory Care, Inc., a Florida corporation ("Advanced") which was owned by the registrant's current president and certain other shareholders of the registrant. The Stock Purchase Agreement provided for, among other things, the purchase of 100% of the issued and outstanding shares of Advanced by PharmaSystems in exchange for a maximum aggregate payment of 936,330 shares of Pharmasystems common stock to the Advanced shareholders. The PharmaSystems shares are currently in escrow pending Advanced's satisfaction of certain performance criteria to be determined by the registrant's board of directors.

      The registrant's accountants are currently reviewing the books and records of Advanced to determine the materiality of the transaction and whether further disclosure is required hereunder. In the event that the registrant determines that the Advanced transaction is material the financial statements of Advanced shall be included in the proforma information which will be filed by the registrant in a subsequent amendment hereto in accordance with the requirements of Item 7(b) of Form 8-K.

      In accordance with the Articles of Merger by and between Euro-Tel and PharmaSystems dated June 20, 1997, Euro-Tel's Certificate of Incorporation was amended to reflect a change of its corporate name to "PharmaSystems Holdings Corp."


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements.

            (i) Audited Financial Statements of PharmaSystems for the years ended December 31, 1996 and 1995.

           (ii) Unaudited three month financial statements of PharmaSystems as of March 31, 1997 (balance sheet) and for the three months ended March 31, 1997 and 1996 (statements of operations and statements of cash flow).

                               PHARMASYSTEMS COST
                                CONTAINMENT CORP.










                                                          FINANCIAL STATEMENTS
                                        YEARS ENDED DECEMBER 31, 1996 AND 1995

Independent Auditors' Report


PharmaSystems Cost Containment Corp.
Miami, Florida


We have audited the accompanying consolidated balance sheets of PharmaSystems Cost Containment Corp., as of December 31, 1996 and 1995 and the related consolidated statements of operations, capital deficit and cash flows for the year ended December 31, 1996 and for the nine months ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PharmaSystems Cost Containment Corp., at December 31, 1996 and 1995 and the results of its operations and its cash flows for the year ended December 31, 1996 and for the nine months ended December 31, 1995 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has a net capital deficiency and has incurred losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                         /s/ BDO Seidman, LLP
                                                         --------------------
Miami, Florida                                           BDO Seidman, LLP
April 29, 1997

                                          PharmaSystems Cost Containment Corp.

                                                   Consolidated Balance Sheets
================================================================================

                                      March 31, 1997  December 31, December 31,
                                         (unaudited)          1996         1995
--------------------------------------------------------------------------------

Assets
Current
   Cash                                     $244,912      $295,910     $246,085
   Accounts receivable, less allowance
      for doubtful accounts of $8,000,       224,203       197,172      351,482
      $8,000 and $11,000 (Notes 4 and 10)
   Due from affiliates (Note 8)                    -        39,328      104,392
   Inventory (Notes 4, 5 and 10)             584,821       599,868      607,417
   Prepaid expenses and other current
      assets                                  29,021        51,236      151,682
--------------------------------------------------------------------------------

Total current assets                       1,082,957     1,183,514    1,461,058
Property and equipment,
   net (Notes 3, 4 and 10)                   201,147       211,336       99,583
Loan fees, less $9,655, $8,046 and
   $1,609 accumulated amortization             3,220         4,829       11,266
Intangible assets, less $21,196, $17,664
   and $3,532 accumulated amortization
   (Note 2)                                  190,777       194,309      208,441
Non-compete agreements, less $75,000
   $62,500 and $12,500 accumulated
   amortization (Note 2)                      75,000        87,500      137,500
Other assets                                  10,902        10,499        5,499
--------------------------------------------------------------------------------

                                          $1,564,003    $1,691,987   $1,923,347
================================================================================

                  See accompanying notes to consolidated financial statements.

                                          PharmaSystems Cost Containment Corp.

                                                   Consolidated Balance Sheets


                                       March 31,1997  December 31, December 31,
                                         (unaudited)          1996         1995
--------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Current
   Bank note payable (Note 4)            $   300,000  $   100,000    $        -
   Accounts payable                        1,235,465    1,377,717       708,179
   Accrued expenses and other                260,261      178,399       288,804
   Due to affiliate (Note 8)                 159,872      198,199       169,751
   Current maturities of notes
      payable (Note 5)                       601,813      553,179       860,632
   Subordinated stockholder loan
      (non-interest bearing)                  47,641       57,641        40,000
--------------------------------------------------------------------------------

Total current liabilities                  2,605,052    2,465,135     2,067,366

Notes payable, less current
   maturities (Note 5)                          --           --         220,000
--------------------------------------------------------------------------------

Total liabilities                          2,605,052    2,465,135     2,287,366
--------------------------------------------------------------------------------

Commitments and contingencies
   (Notes 7 and 10)
Capital deficit (Note 6)
   Common Stock, $.001 par value -
      5,000,000 shares authorized,
      2,166,416, 1,960,202 and
      1,527,469 issued and outstanding         2,166        1,960         1,527
   Additional paid-in capital              2,569,180    2,133,886       404,873
   Deficit                                (3,612,395)  (2,908,994)     (770,419)
--------------------------------------------------------------------------------

Total capital deficit                     (1,041,049)    (773,148)     (364,019)
--------------------------------------------------------------------------------

                                         $ 1,564,003  $ 1,691,987   $ 1,923,347
================================================================================


                  See accompanying notes to consolidated financial statements.

                                          PharmaSystems Cost Containment Corp.

                                         Consolidated Statements of Operations
================================================================================
                                   Three        Three
                                  months       months
                                   ended        ended                Nine months
                               March 31,    March 31,    Year ended        ended
                                    1997         1996  December 31, December 31,
                             (Unaudited)  (Unaudited)          1996         1995
--------------------------------------------------------------------------------

Revenues                       $1,179,487  $1,547,451   $6,441,489   $1,482,301
--------------------------------------------------------------------------------

Cost of sales (Note 11)           858,741   1,085,004    4,066,720    1,087,175
--------------------------------------------------------------------------------

Gross profit                      320,746     462,447    2,374,769      395,126
--------------------------------------------------------------------------------

Operating expenses
   Selling, general and
      administrative              884,680     969,959    4,129,798    1,077,232
   Interest                       109,234     205,198      280,528       61,982
   Depreciation                    30,233      21,420      118,354       27,100
--------------------------------------------------------------------------------

Total operating expenses        1,024,147   1,196,577    4,528,680    1,166,314
--------------------------------------------------------------------------------

Other income                            -           -       15,336          769
--------------------------------------------------------------------------------

Net loss                        $(703,401)  $(734,130) $(2,138,575)   $(770,419)
================================================================================

                  See accompanying notes to consolidated financial statements.

                                          PharmaSystems Cost Containment Corp.

                                    Consolidated Statements of Capital Deficit

                                                                      (Note 6)
================================================================================

                                              Additional
                             Common Stock      Paid-in
                           Shares    Amount    Capital     Deficit      Total
--------------------------------------------------------------------------------

Balance, April 21, 1995          -   $     -   $      -   $        -   $      -
Shares issued to
   founding shareholders 1,314,135     1,314     (1,314)           -          -
Sale of common stock in
   connection with an
   initial private
   placement, net of
   offering costs of
   $19,313                 171,667       171    289,041            -    289,212
Sale of common stock in
   connection with a
   private placement, net
   of offering costs of
   $7,812                   41,667        42    117,146            -    117,188
Net loss                         -         -          -     (770,419)  (770,419)
--------------------------------------------------------------------------------

Balance,
   December 31, 1995     1,527,469     1,527    404,873     (770,419)  (364,019)
Sale of common stock in
   connection with a
   private placement        16,667        17     29,983            -     30,000
Sale of common stock in
   connection with a
   private placement        33,333        33     99,967            -    100,000
Sale of common stock in
   connection with
   private placements,
   net of offering
   costs of $200,244       382,733       383  1,618,273            -  1,618,656
Net loss                         -         -          -   (2,138,575)(2,138,575)
Dividends                        -         -    (19,210)           -    (19,210)
--------------------------------------------------------------------------------

Balance,
   December 31, 1996     1,960,202 $   1,960 $2,133,886 $(2,908,994) $(773,148)
--------------------------------------------------------------------------------

                  See accompanying notes to consolidated financial statements.

                                          PharmaSystems Cost Containment Corp.

                                    Consolidated Statements of Capital Deficit

                                                                      (Note 6)
================================================================================

                                              Additional
                             Common Stock      Paid-in
                           Shares    Amount    Capital     Deficit      Total
--------------------------------------------------------------------------------
Sale of common stock in
   connection with a
   private placement, net
   of offering costs of
   $72,500 (unaudited)     136,500       137    252,363           -    252,500
Private sale of common
   stock (unaudited)        69,714        69    182,931           -    183,000
Net loss (unaudited)             -         -          -    (703,401)  (703,401)
--------------------------------------------------------------------------------

Balance,
   March 31, 1997
   (unaudited)          $2,166,416   $ 2,166 $2,569,180 $(3,612,395)$(1,041,049)
--------------------------------------------------------------------------------











                  See accompanying notes to consolidated financial statements.

                                          PharmaSystems Cost Containment Corp.

                                         Consolidated Statements of Cash Flows
                                                                      (Note 10)
================================================================================

                                     Three       Three
                                    months      months
                                     ended       ended               Nine months
                                 March 31,   March 31,   Year ended        ended
                                      1997        1996 December 31, December 31,
                               (Unaudited) (Unaudited)         1996         1995
--------------------------------------------------------------------------------
Operating activities:
  Net loss                      $ (734,401) $ (734,130)$ (2,138,575) $ (770,419)
  Adjustments to reconcile
   net loss to net cash (used
   in) provided by operating
   activities:
     Depreciation and               30,233      21,420      118,354      27,100
      amortization
     Provision for doubtful              -           -       (3,012)     11,000
      accounts
     Amortization of original       38,567      38,567       169,692     38,567
      issue discount
     Changes in operating assets
     and liabilities net of
     effects from purchase of
     Lee's Prescription Shop, Inc.:
        Decrease (increase) in:
         Accounts receivable       (27,031)   (155,797)     157,323    (210,052)
         Due from affiliates        39,328     104,397       65,064    (104,392)
         Inventories                15,047      30,413        7,549      14,351
         Prepaid expenses and
           other assets             21,812     125,520       95,446     (79,941)
        Increase (decrease):
         Accounts payable         (142,252)   (270,627)     669,538     654,178
         Accrued expenses and       81,862    (236,224)    (110,405)    288,804
           other
         Due to affiliates         (38,327)   (169,751)      28,448     169,751
--------------------------------------------------------------------------------
Net cash (used in) provided
   by operating activities        (684,162) (1,246,212)    (940,578)     38,947
--------------------------------------------------------------------------------
Investing activities:
  Purchases of property and         (2,403)          -     (159,539)    (78,241)
   equipment
  Payment for purchase of
   Lee's Prescription Shop,              -           -            -    (235,402)
   Inc., net of cash acquired
--------------------------------------------------------------------------------
Net cash used in investing          (2,403)          -     (159,539)   (313,643)
activities
--------------------------------------------------------------------------------
Financing Activities:
  Net borrowings under bank        200,000     100,000      100,000           -
   note payable
  Proceeds from issuance of         10,067           -       20,000     206,475
   notes payable
  Repayments of notes payable            -    (409,032)    (717,145)   (119,219)
  Payment of loan costs                  -           -            -     (12,875)
  Proceeds from subordinated
   shareholder loan                      -           -      111,569      40,000
  Repayments of subordinated
   shareholder loan                (10,000)          -      (93,928)          -


                  See accompanying notes to consolidated financial statements.

                                          PharmaSystems Cost Containment Corp.

                                         Consolidated Statements of Cash Flows
                                                                      (Note 10)
================================================================================

                                     Three       Three
                                    months      months
                                     ended       ended               Nine months
                                 March 31,   March 31,   Year ended        ended
                                      1997        1996 December 31, December 31,
                               (Unaudited) (Unaudited)         1996         1995
--------------------------------------------------------------------------------

  Net proceeds from issuance
   of common stock                 435,500   1,283,196    1,748,656     406,400
  Dividends paid                         -           -      (19,210)          -
--------------------------------------------------------------------------------
Net cash provided by               635,567     974,164    1,149,942     520,781
financing activities
--------------------------------------------------------------------------------
Net (decrease) increase in cash    (50,998)   (272,048)      49,825     246,085
Cash at beginning of year          295,910     246,085      246,085           -
--------------------------------------------------------------------------------
Cash at end of year               $244,912   $(25,963)     $295,910    $246,085
================================================================================
Supplemental Disclosures:
  Cash paid for interest           $70,667    $ 25,090     $100,316     $14,641
  Shares issued to founding              -           -            -       1,314
   shareholders
  Conversion of trade
   payables to a note                    -           -            -     195,999
   payable to vendor
================================================================================








                  See accompanying notes to consolidated financial statements.

                                          PharmaSystems Cost Containment Corp.

                                    Notes to Consolidated Financial Statements
      Unaudited with respect to the three months ended March 31, 1997 and 1996
================================================================================

1.  SUMMARY OF    PharmaSystems  Cost  Containment  Corp.,  (the "Company") was
    ACCOUNTING    incorporated  on April 21, 1995 in the state of Florida.  The
    POLICIES      Company  derives its revenue from the sale of  pharmaceutical products  to both  retail  customers  and  members  of health plans with  which the  Company  has  contracted  and,  through
                  December 1996,  from the sale of  pharmaceuticals  by its mail order business.  The Company's subsidiary,  Lee's Prescription
                  Shop,  Inc.  ("Lee's"),   owns  and  operates  three  licensed
                  community   pharmacies.   Most  of  the   Company's   business
                  activities are conducted with customers located in the state of Florida.

                  The consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. All intercompany transactions and accounts have been eliminated.

                  CASH AND CASH EQUIVALENTS

                  The Company  considers all highly liquid  investments  with an
                  original   maturity  of  three  months  or  less  to  be  cash
                  equivalents.

                  PROPERTY AND EQUIPMENT

                  Property and equipment is carried at cost and is depreciated using the straight-line method over the estimated useful lives of the various assets, ranging from five to seven years. Leasehold improvements are amortized on the straight-line basis over the shorter of the useful life of the asset or the term of the lease for financial statement purposes.

                  OFFERING COSTS

                  Costs incurred in connection with the Company's efforts to obtain additional financing through a private placement of equity securities are deferred and offset against the proceeds in capital deficit or charged to operations if the placement is unsuccessful.

                  FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The Company's financial instruments consist principally of cash, accounts receivable, accounts payable, accrued expenses and notes payable except for notes payable to stockholders for which fair value is not readily determinable. The carrying amounts of such financial instruments as reflected in the consolidated balance sheets approximate their estimated fair value as of December 31, 1996 and 1995, respectively. The estimated fair value is not necessarily indicative of the amounts the Company could realize in a current market exchange or of future earnings or cash flows.

                  INVENTORY

                  Inventory consists principally of retail pharmaceutical and related products. Inventory is valued at the lower of first-in first-out cost or market.

                  LOAN FEES

                  Loan fees are amortized over the term of the notes payable to stockholders, two years.

                  INTANGIBLE ASSETS

                  Intangible assets represent the excess of the cost of a purchased business over the fair value of the net assets acquired. Amortization is computed using the straight-line basis over a 15 year period. The Company reviews the carrying values of its identifiable intangible assets for possible impairment whenever events or charges in circumstances indicate that the carrying amounts of the assets may not be recoverable. Subsequent to December 31, 1996, the Company implemented certain cost reduction measures, and as a result the expected future undiscounted cash flows are anticipated to exceed the carrying value of the assets and therefore no adjustment has been made to the carrying amounts.

                  NON-COMPETE AGREEMENTS

                  The non-compete agreement is amortized on a straight-line basis over a period of three years.

                  USE OF ESTIMATES

                  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  TAXES ON INCOME

                  Income taxes are accounted for using the liability approach under the provisions of Financial Accounting Standards No. 109.

                  UNAUDITED FINANCIAL STATEMENTS

                  The interim financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations and changes in cash flows. The results of operations for the three months ended March 31, 1997 and

                  1996 are not necessarily indicative of the results for the entire year.

2.  ACQUISITION   On October  2,  1995,  the  Company  acquired,  in a purchase transaction, all of the outstanding shares of common stock of Lee's for $1,008,810. The purchase price comprised cash of $250,000, secured notes payable aggregating $538,810, and unsecured notes payable aggregating $220,000. In connection with the acquisition, the Company obtained covenants not to compete from the former owners of Lee's for a period of three years.

                  The accompanying balance sheet reflects an allocation of approximately $362,000 over the carrying amount of net assets acquired, based on management's estimates of their fair values at the date of acquisition. The $362,000 was allocated $150,000 to the agreements not to compete and $212,000 to goodwill, which are being amortized over 3 and 15 years, respectively. The accompanying statements of operations and deficit include the results of Lee's from its date of acquisition.

                  The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition had occurred at the beginning of the period presented and does not purport to be indicative of what would have occurred had the acquisition been made as of that date or of results that may occur in the future. The pro forma amounts give effect to appropriate adjustments for the fair value of the net assets acquired, amortization of the excess of the cost over the net assets acquired and interest expense.

                                                                            1995
                  --------------------------------------------------------------

                  Net sales                                     $     3,733,256

                  Net (loss)                                           (795,770)
                  --------------------------------------------------------------

3.  PROPERTY      Property and equipment, at cost, consists of the following:
    AND
    EQUIPMENT
                                                            1996           1995
                  --------------------------------------------------------------
                  Furniture and fixtures                $ 98,144       $  3,494
                  Computer equipment                      63,841         12,363
                  Office equipment                        47,502         47,503
                  Automobiles                             30,673         30,673
                  Leasehold improvements                  28,420         15,008
                  --------------------------------------------------------------
                                                         268,580        109,041
                  Less accumulated
                    depreciation and                      57,244          9,458
                    amortization
                  --------------------------------------------------------------
                                                        $211,336       $ 99,583
                  --------------------------------------------------------------

4.  BANK NOTE     At December  31,  1996,  the  Company had a $100,000  line of
    PAYABLE       credit  with  a  bank.   On  March  25,  1997,   the  Company
                  increased its line of credit to $300,000 under the same terms and conditions. Borrowings under the line bear interest at the bank's prime interest plus 2% (10% at December 31, 1996) and are secured by accounts receivable, inventory and property and equipment. The line of credit is guaranteed by the Company's president.

5.  NOTES         Unsecured notes payable consists of the following:
    PAYABLE
                                                             1996          1995
                  --------------------------------------------------------------

                  Unsecured notes payable
                  to stockholders interest at
                  9.75% net of original issue
                  discount of $130,206 and
                  $269,958, respectively (Note 6)      $  333,179     $ 245,042

                  Notes payable to former
                  owners of Lee's, interest at
                  7%, principal and interest
                  payable monthly, collateralized
                  by inventory, matured October 3,
                  1996                                          -       451,600

                  Unsecured notes payable to former
                  owners of Lee's, interest at 7%,
                  principal and interest due
                  July 31, 1997                           220,000       220,000

                  Note payable to a vendor,
                  interest at 9.75%, principal
                  and interest payable monthly,
                  matured May, 1996                             -       163,990
                  --------------------------------------------------------------
                                                          553,179     1,080,632

                         Less current portion             553,179       860,632
                  --------------------------------------------------------------
                                                           $    - $     220,000
                  --------------------------------------------------------------

6.  CAPITAL       a)    During 1995,  the Company  issued  1,314,135  shares of
    DEFICIT             common stock to its founding shareholders at no cost.

                  b) During 1995, in connection with an initial private placement, the Company received proceeds of $515,000 in exchange for $515,000 notes payable bearing interest at 9.75% per annum, with a $308,525 original issue discount, and 171,667 shares of common stock valued (based on the then fair market value) at $308,525. Costs associated with the offering were $19,313. Interest on the notes is payable monthly and the unpaid principal is due upon the successful completion of an initial public offering.

                  c) During December 1995, in connection with a secondary private placement, the Company issued 41,667 shares of common stock for cash of $117,188 net of offering costs of $7,812. The terms of the private placement required the Company to pay 9.75% per annum on the outstanding investment balances. Accordingly, these payments were accounted for as a dividend paid on the common stock during 1996 (Note 6(g)). No dividends were paid nor accrued in 1995. The dividend payments also terminate upon the Company successfully, completing an initial public offering.

                  d) During 1996, under the same terms as those of the initial private placement discussed in Note 6(b), the Company received cash of $50,000 in exchange for a $50,000 note payable, with a $30,000 original issue discount, and 16,667 shares of common stock valued at $30,000.

                  e) During 1996, the Company issued 33,333 shares of common stock under the same terms as those of the private placement discussed in Note 6(c) for cash of $100,000.

                  f) During 1996, in connection with two private placements, the Company issued 382,733 shares of common stock for cash of $1,618,656 net of offering costs $200,244.

                  g) During 1996, the Company paid dividends on the common stock as described in Notes 6(c) and 6(e) of $19,210, which represents 9.75% of the investment.

                  h) On December 26, 1996, the Company executed a one for two reverse stock split. The components of capital deficit in the accompanying financial statements and notes have been adjusted retroactively to reflect the stock split.

7.  COMMITMENTS   The Company  leases office and retail sales  locations  under various operating leases expiring at various dates through 2000. Approximate minimum annual rental commitments under non-cancelable leases for succeeding fiscal years are as follows:

                  December 31,
                  --------------------------------------------------------------
                         1997                                        $  148,000
                         1998                                           120,000
                         1999                                            68,000
                         2000                                            34,000
                  --------------------------------------------------------------
                  Total minimum lease payments                          370,000
                  --------------------------------------------------------------

                  Rental expense for 1996 and 1995 aggregated $188,606 and $49,202, respectively.

8. RELATED PARTY Due from affiliates in 1996 represents amounts advanced to a TRANSACTIONS company owned by the President of the Company. In 1995 the amounts due from affiliates consist of two advances, one of which is to another company owned by the President of the Company and the second advance is to a company that was owned by the founding shareholders; this advance was collected in 1996.

                  Due to affiliate consists of amounts advanced from another company owned by the President of the Company. In addition, the subordinated stockholder loan is payable to the Company's president, is non-interest bearing and due upon demand.

                  During 1996, remuneration relating to the Company's private placements of equity and debt securities since inception aggregating $100,000 was paid to the Company's President.

9.  INCOME TAXES  At  December   31,   1996  the   Company  has   approximately
                  $2,600,000  of  net  operating  loss  carryforwards  expiring through 2011, for income tax purposes. Changes in ownership of greater than 50% which may occur as a result of the  Company's
                  private   placements  may  result  in  a  substantial   annual
                  limitation being imposed upon the future utilization of the net operating losses for tax purposes. The amount of such limitation has not yet been determined.

                  Realization of any portion of the approximate $970,000 deferred tax asset at December 31, 1996, resulting mainly from the available net operating loss carryforward, is not considered more likely than not and accordingly, a valuation allowance has been recorded for the full amount of such asset.

10. LIQUIDITY     The  Company has a net capital  deficiency  and has  incurred significant  continuing  operating  losses  in 1996 and 1995.
                  At December 31, 1996, current liabilities exceeded current assets by approximately $1,282,000. The Company attributes the majority of its operating losses to the continued development of new markets and its mail order business.

                  The Company's  business plan provides for, among other things,
                  (i) seeking a revolving line of credit up to $4 million, with a blanket security interest on accounts receivable, inventory and equipment, payable one year from receipt with interest at 2% over the New York prime lending rate, payable monthly, plus 4 million options which will be granted to the lender, with an exercise price of the current fair market value, (ii) generating increases in revenues from its retail stores and from other managed care providers, (iii) seeking alternative sources of distribution of pharmaceutical products and vitamins, (iv) reduction of certain expenses, (v) entering into a transaction that will enable the Company to go public and raise funds through public offerings and (vi) seeking alternative sources of financing.

                  The Company believes that it will be successful in closing the transactions described above and that the operational plans referred to above should provide sufficient cash flow to meet its obligations. However, the Company's continued existence as a going concern is dependent upon obtaining adequate levels of additional financing and its ability to generate cash flow from operations to meet its obligations.

                  There can be no assurances that the Company will achieve a successful level of operations or that additional financing will be obtained. Should the Company be unable to obtain additional financing or be unable to achieve sufficient operating cash flows, the Company may be unable to continue all or a portion of its operations.

11. MAJOR VENDOR  Substantially  all of the Company's  purchases of inventories
                  are  from  one  vendor.  It  is  management's   opinion  that
                  alternative sources of inventories are available to the Company on similar terms as currently obtained by the Company.

12. SUBSEQUENT    During the first quarter of 1997,  the Company issued 136,500
    EVENT         shares  of  common  stock  in   connection   with  a  private
                  placement for cash of $252,500 net of offering costs of $72,500, and 69,714 shares of common stock to individual investors for cash of $183,000. Through April 29, 1997, the

                  Company issued an additional 152,705 shares of common stock to individual investors for cash of $320,000. During the period April 30, 1997 through June 20, 1997, the Company issued 117,133 shares of Common Stock to private investors for cash of approximately $319,500.

                  In June 1997, the Company entered into a stock purchase agreement with the shareholders of Advanced Respiratory Care, Inc. ("Advanced") which is owned by the President and certain shareholders. The agreement provides for, among other things, the purchase of 100% of the issued and outstanding shares of Advanced in exchange for 936,330 shares of the Company. The Company's shares were placed in escrow and are to be released in accordance with the terms of the stock purchase agreement. The Company is required to release the lesser of the 250,000 escrowed shares or any remaining escrowed shares after the end of each three month period following the closing date (June
                  1997) during which Advanced fully satisfies the performance parameters as prescribed by the Company's board of directors. These parameters have not yet been defined by the Board.

                  A change in control of the Company occurred on June 20, 1997, pursuant to the terms and conditions of an Agreement and Plan of Reorganization (the "Merger Agreement") between Euro-Tel, Inc. ("Euro-Tel") and the Company which provided for the merger (the "Merger") of the Company with and into Euro-Tel, as the surviving entity. Pursuant to the Merger Agreement, Euro-Tel acquired 100% of the Company's issued and outstanding common stock in consideration for the issuance of 18,000,000 newly issued shares of Euro-Tel common stock which were issued to the Company shareholders on a pro-rata basis to their respective ownership interest in the Company.

                  In connection with these transactions, Euro-Tel changed its corporate name to "PharmaSystems Holdings Corp."

       (b) Pro Forma Financial Information.

           Euro-Tel does not have any assets, liabilities or operations. Consequently, the results of a pro forma financial statement would be the same as provided for in the PharmaSystems' financial statement, except as follows:

           Had the transaction occurred on January 1, 1996, earnings per share for the three months ended March 31, 1997, and the year ended December 31, 1996, would have been $(0.06) and $(0.22), respectively. In addition, the capital deficit at March 31, 1997, would have been as follows:

           Capital deficit

                    Preferred stock, $.01 par value,
                    25,000,000 shares authorized,
                    no shares outstanding                  $       -

                    Common stock, no par value,
                    100,000,000 shares authorized,
                    20,000,000 shares issued and
                    outstanding                              2,571,846

                    Deficit                                 (3,612,895)
                                                           ------------

                         Total capital deficit             $(1,041,049)
                                                           ============

           The proforma information of Advanced as required by Item 7(b) of Form 8-K is not being filed herewith since the financial information is not currently available. The registrant will file such proforma information pursuant to a subsequent amendment hereto in accordance with Item 7 of Form 8-K.


       (c)  Exhibits.

        Exhibit
        Number                   Title                      Method of Filing

          2.1    Merger Agreement dated June 20, 1997
                 together with all Exhibits and Schedules
                 thereto with the exception of Euro-Tel
                 Schedule 2.4 (financial statements)
                 which is available upon request            Previously filed

          2.2    Plan of Merger dated June 20, 1997         Previously filed

          2.3    Articles of Merger dated June 20, 1997     Previously filed


         27.1    Financial Data Schedules                   Filed herewith


ITEM 8. The registrant will change its fiscal year from September 30 in each year to December 31, to coincide with the year end of PharmaSystems.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  July 14, 1997                     PHARMASYSTEMS HOLDINGS CORP.
                                       -----------------------------------------
                                                     (Registrant)


                                       /s/ Aurelio Alonso
                                       -----------------------------------------
                                                     (Signature)

                                      Its: Executive Vice President and
                                             Chief Financial Officer
                                           -------------------------------------

                                 Exhibit Index

Exhibit No.                   Title
-----------                   -----

27.1                          Financial Data Schedule